Exhibit 10.1


                         CF INDUSTRIES HOLDINGS, INC.
                        2005 EQUITY AND INCENTIVE PLAN
                       RESTRICTED STOCK AWARD AGREEMENT


Name of Grantee: [Name]

Restricted Stock: [Number] shares of Restricted Stock

Grant Date:  [Date]

Vesting Date: All shares of Restricted Stock will vest on the third anniversary of the Grant Date, but shall be subject to forfeiture or accelerated vesting as described herein.

Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms as defined in the CF Industries Holdings, Inc. 2005 Equity and Incentive Plan (the "Plan"). Please review this Award Agreement and promptly return a signed copy to William G. Eppel in order to render the grant effective.

                                   * * * * *

1. You have been granted the shares of Restricted Stock shown above pursuant to the Plan and subject to the terms and conditions of the Plan and this Award Agreement.

2. From the Grant Date until the Vesting Date, you may not sell, assign, transfer, donate, pledge or otherwise dispose of the Restricted Stock (except by will or the laws of descent and distribution) unless the shares of Restricted Stock shall have vested prior to the Vesting Date as described herein.

3. Each certificate representing Restricted Stock shall bear the following legend:

                THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

         You shall be entitled to have such legend removed from such certificate when the restrictions referred to in Section 2 with respect to the Restricted Stock have lapsed. Prior to the vesting of the Restricted Stock, the Company may retain physical possession of the share certificates for the shares of Restricted Stock.

4. Transfer restrictions on, and the risk of forfeiture with respect to, the Restricted Stock shall lapse on the Vesting Date, subject to earlier lapse upon a Change in Control as provided for in Section 7(b) of the Plan or as otherwise provided herein.

5. If your employment with the Company and its Subsidiaries shall terminate for any reason other than due to your death, Disability or Retirement (each as defined below) prior to the date the restrictions on your Restricted Stock shall have lapsed, the Restricted Stock shall be forfeited. In the event of termination of your employment due to your death or, Disability, the restrictions and forfeiture conditions applicable to the Restricted Stock shall lapse as of such termination, and the Restricted Stock shall be deemed fully vested in accordance with the terms of the Plan. In the event of termination of your employment due to your Retirement, the restrictions and forfeiture conditions applicable to the Restricted Stock shall lapse as of such termination in accordance with the following schedule:


       Age at Retirement                Restricted Shares Vested
-----------------------------   -------------------------------------------
     60, but not yet 62.5                1/3 of shares granted
     62.5, but not yet 65                2/3 of shares granted
     65 and beyond                       All shares granted


For purposes of this Award Agreement, "Disability" shall have the meaning ascribed to such term in your individual employment, severance or other agreement with the Company or, if you are not party to such an agreement, "Disability" shall mean your inability because of ill health, physical or mental disability, to perform your duties for a period of 180 days in any twelve month period. "Retirement" shall mean your termination of employment, other than for cause (as determined by the Board), death or Disability, following your attainment of at least age sixty. Neither the grant of the Restricted Stock, this Award Agreement nor any other action taken pursuant to this Award Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that you have a right to continue to provide services as an officer, director, employee or consultant of the Company for any period of time or at any specific rate of compensation.

6. During the restricted period, you shall have the right to vote Restricted Stock and to receive any dividends or distributions paid on such stock, provided, however, that such dividends shall be governed by the provisions of
Section 6(b)(iii)(D) of the Plan.

7. The Company or a Subsidiary shall withhold all applicable taxes or other amounts required by law from all amounts paid or delivered in respect of the Restricted Stock. You may satisfy the withholding obligation by paying the amount of any taxes in cash or shares may be withheld from the shares of Restricted Stock to satisfy the obligation in full or in part. The amount of the tax withholding and, if applicable, the number of shares to be withheld shall be determined by the Committee or its delegate with reference to the Fair Market Value of the shares when the withholding is required to be made.

8. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of you and the Company with respect to the subject matter hereof, and may not be modified except by means of a writing signed by you and the Company. If there is a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall govern. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

         By your signature and the signature of the Company's representative below, you and the Company agree this Award is granted under and governed by the terms and conditions of the Plan, the terms of which are incorporated herein, and this Award Agreement. You have reviewed the Plan and this Award Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understand all provisions of the Plan and Award Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and Award Agreement. You further agree to notify the Company upon any change in the residence address indicated below.


GRANTEE                               CF INDUSTRIES HOLDINGS, INC.


-------------------------------       -----------------------------------------
[Name]                                By:    Stephen R. Wilson
[Address]                             Title: President & Chief Executive Officer